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                                C. R. BARD, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                               ON AUGUST 7, 2001
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Charles P. Slacik and Nadia C. Adler and each of them, with power of substitution, as proxies at the special meeting of shareholders of C. R. BARD, INC. to be held on August 7, 2001, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.

1. Proposal to adopt the Agreement and Plan of Merger dated as of May 29, 2001 among Bard, Tyco Acquisition Corp. XXII (NV) and S2 Mergersub Inc.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

         PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                                                              (SEE REVERSE SIDE)
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                                C. R. BARD, INC.

    This proxy will be voted as directed with respect to the proposal referred to in Item 1 on the reverse side, but in the absence of such direction this proxy will be voted FOR the proposal listed in Item 1.

                                                 _______________________________

                                                 _______________________________
                                                         Signature(s)

                                              Dated ______________________, 2001

                                              NOTE: Please date and sign exactly
                                              as name appears hereon. If shares
                                              are held jointly or by two or more
                                              persons, each stockholder named
                                              should sign. Executors,
                                              administrators, trustees, etc.
                                              should so indicate when signing.
                                              If the signer is a corporation,
                                              please sign full corporate name by
                                              duly authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.